UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019 (May 1, 2019)

MAGENTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38541	81-0724163
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Technology Square Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)

Registrant’s telephone number, including area code: (857) 242-0170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MGTA	The Nasdaq Global Market

Item 8.01	Other Events

On May 1, 2019, Magenta Therapeutics, Inc. (the “Company”) announced the pricing of its offering of 4,250,000 shares of its common stock as part of the Company’s previously announced underwritten offering at a public offering price of $13.25 per share, less the underwriting discount (the “Offering”). On May 6, 2019, the Company closed the offering of 4,887,500 shares of common stock at a public offering price of $13.25 per share (inclusive of 637,500 shares pursuant to the exercise in full of the underwriters’ option to purchase additional shares). The Company’s proceeds from the Offering, after the underwriting discount and before estimated expenses of the Offering, were approximately $60.9 million.

On April 29, 2019, the Company issued a press release announcing the Offering. On May 1, 2019, the Company issued a press release announcing the pricing of the Offering. On May 6, 2019, the Company issued a press release announcing the closing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are each incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Magenta Therapeutics, Inc. on April 29, 2019.

99.2	Press release issued by Magenta Therapeutics, Inc. on May 1, 2019.

99.3	Press release issued by Magenta Therapeutics, Inc. on May 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGENTA THERAPEUTICS, INC.

Date:	May 6, 2019

By:	/s/ Jason Gardner

Title:	President and Chief Executive Officer